Exhibit 99.1

Nexeo Solutions Continues to Build Capability in Specialty Chemicals with Agreement to Acquire Ultra Chem
THE WOODLANDS, Texas, March 09, 2017 - Nexeo Solutions, Inc. (NASDAQ:NXEO), a leader in chemicals and plastics distribution, announced today it has entered into an agreement to acquire the Mexico City, Mexico based specialty chemicals distribution business of Ultra Chem, S. de R.L. de C.V. (“Ultra Chem”). Facilitated through a proprietary deal process, this acquisition reflects Nexeo Solutions’ continued focus and commitment to expand its presence in specialty chemicals.
Ultra Chem represents major global producers in Mexico and Latin America, with a leading position in specialty chemicals in the region. Ultra Chem’s sales team is composed of market focused technical experts who offer solutions for customers’ problems utilizing a comprehensive and complementary product portfolio.
“Acquiring Ultra Chem is aligned with our strategic objectives and accomplishes two goals. It expands our overall specialty mix and extends our chemical reach into Mexico,” said Nexeo Solutions’ President and CEO, David Bradley. “Ultra Chem is a strong cultural fit with complementary end markets and current margins that are immediately accretive.”
“This agreement is an important step in Ultra Chem’s history and represents an undeniable acknowledgment of our people’s talent and of our company’s trajectory in the industry,” according to Ultra Chem’s Board. They continued, “We are very enthusiastic about the growth opportunities that this deal will create for our business in Mexico and in Latin America.”
This acquisition is expected to close during the second calendar quarter of 2017 and is subject to customary closing conditions and regulatory approvals.

About Nexeo Solutions, Inc.
Nexeo Solutions is a leading global chemicals and plastics distributor, representing products from world-class producers to a diverse customer base. From product specification to sustainable solutions, the Company goes beyond traditional logistics to provide value-added services across many industries, including chemicals manufacturing, oil and gas, coatings, personal care, healthcare, automotive and 3D printing. The Company leverages a centralized technology platform to identify efficiencies and create solutions to unlock value for suppliers and customers. Learn more at www.nexeosolutions.com.

About Ultra Chem
Founded in 2000 in Mexico, Ultra Chem is a leader in sales, marketing and distribution of specialty chemicals. Ultra Chem offers a comprehensive product portfolio with a focus in various industries: Food and Beverage, Personal and Home Care, Industrial Chemicals, Plastics, Flexible Foam PU, Coatings, Paints, Inks and Adhesives. In 2016, Ultra Chem was listed by ICIS Chemical as one of the Top Distributors in the Industry. Learn more at www.ultrachem.com.mx.

Exhibit 99.1

Forward-Looking Statements
This press release contains statements related to Nexeo Solutions, Inc.’s (the “Company”) future plans and expectations and, as such, includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts. Although the forward-looking statements contained in this press release reflect management’s current assumptions based upon information currently available to management and based upon that which management believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements. The Company’s future results will depend upon various risks and uncertainties, including the closing of the acquisition of Ultra Chem and the risks and uncertainties discussed in the Company’s SEC filings, including the sections entitled “Risk Factors” in such SEC filings. The Company does not intend to provide all information enclosed in this press release on an ongoing basis.

For Further Information Please Contact
Investor Relations, Nexeo Solutions
Tel: +1.281.297.0856, Investor.Relations@nexeosolutions.com
Media Relations, Nexeo Solutions
Tel: +1.281.297.0851, Media.Relations@nexeosolutions.com